Exhibit 10.1

January 25, 2010

VIA TELECOPY

Greenwood Financial Inc.
c/o Orleans Homebuilders, Inc.
3333 Street Road
Bensalem, Pennsylvania 19020
Attention: Garry P. Herdler

Re:
Third Limited Waiver re: Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (as amended, the “Agreement”) by and among Greenwood Financial Inc. (“Master Borrower”), the entities identified on Schedule “A” attached hereto (together with the Master Borrower, the “Borrowers”), Orleans Homebuilders, Inc. (the “Guarantor”, and together with the Borrowers, the “Obligors”), the Lenders that are parties hereto (the “Lenders”), and Wachovia Bank, National Association, as Agent for the Lenders (“Agent”).

Dear Mr. Herdler:

Please refer to the Agreement.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. This letter shall be referred to as the “Waiver Letter”.

1.           Requests by Obligors.

A.           As set forth in the First Amendment Extension Letter dated October 30, 2009 from the Agent and agreed to and accepted by the Lenders and Obligors (the “First Amendment Extension Letter”) and the Second Amendment Extension Letter dated December 18, 2009 from the Agent and agreed to and accepted by the Lenders and Obligors (the “Second Amendment Extension Letter”), the Obligors notified the Agent and Lenders that the Anticipated Events of Default (as defined in the Second Amendment Extension Letter) were predicted to occur under the Agreement and requested that the Lenders waive the Anticipated Events of Default for a limited period of time.

B.           Pursuant to the terms and conditions set forth in the First Amendment Extension Letter and that certain letter dated December 4, 2009 and effective November 30, 2009, the Agent and the Lenders temporarily waived certain of the Anticipated Events of Default through and including December 20, 2009.

C.           Pursuant to the terms and conditions set forth in the Second Amendment Extension Letter, the Agent and the Lenders temporarily waived the Anticipated Events of Default through and including January 29, 2010 (unless otherwise extended to February 12, 2010 by Agent pursuant to Section 2B of the Second Amendment Extension Letter).

D.           The Obligors delivered a Borrowing Base Certificate on January 15, 2010 reflecting the Borrowing Base Availability as of December 31, 2009.  Such Borrowing Base Certificate indicated that the unpaid principal balance of the Loans exceeds the Borrowing Base Availability.  Pursuant to Section 2.3.1.3 of the Agreement, the Borrowers have five (5) Business Days (until January 25, 2010) after such Borrowing Base Certificate was delivered to make a principal payment on account of the Loans in an amount that reduces the outstanding principal balance of all Loans to such Borrowing Base Availability.

E.           The Obligors have requested that the Agent and the Lenders provide additional liquidity during the Amendment Extension Period (as defined in the Second Amendment Extension Period) by waiving the Event of Default that would result from Borrowers’ failure to make such payment (the “Overadvance Event of Default”) during the Amendment Extension Period.

2.           Limited Waiver.

A.           Subject to the terms and conditions set forth herein, the Agent and the Lenders agree to temporarily waive the Overadvance Event of Default (the “Limited Waiver”), at all times during the Amendment Extension Period commencing on the date hereof through and including January 29, 2010 (unless otherwise extended by Agent pursuant to Section 2B of the Second Amendment Extension Letter); provided that such Limited Waiver shall end on the date when one or more of the events described in this Section 2A occurs (the “Waiver Period”):

(i)           Guarantor holds and/or owns Cash and Cash Equivalents (including without limitation the Controlled Accounts and the Excluded Accounts) determined on a consolidated basis in an amount in excess of $10,000,000 with respect to unrestricted Cash and Cash Equivalents; provided that Guarantor may hold and/or own Cash or Cash Equivalents in excess of $10,000,000 on a consolidated basis for no longer than two (2) consecutive Business Days so long as Borrowers reduce such amount during such period by repaying the Loans or otherwise reducing such amount in a manner permitted by the Agreement;

(ii)           Obligors (x) fail to file an amendment to any federal tax return claiming an additional tax refund with respect to the current net operating loss carryback law within five (5) Business Days after the earlier of (1) any Obligor receiving the tax refund resulting from the amendment to Obligors’ federal tax return filed on December 18, 2009 or (2) Agent receiving the tax refund resulting from the amendment to Obligors’ federal tax return filed on December 18, 2009 and Master Borrower receiving written notice thereof from Agent, (y) concurrently with the filing described, in clause (x) fail to file any and all forms required by Agent, so that the proceeds of any such refund to which the Obligors may be entitled is delivered directly to Agent on behalf of the Lenders (in connection with its security interest in such federal tax refund) and made payable to Agent for the ratable benefit of Lenders; and (z) fail to obtain prior written approval of Agent of such filing and forms; and

(iii)           The occurrence of any other Event of Default or any condition or event that, after notice or lapse of time or both, would constitute an Event of Default (other than the Overadvance Default) under the Agreement or under any of the other Loan Documents.

B.           At the end of the Waiver Period, this Limited Waiver shall terminate and the Overadvance Event of Default shall, effective as of the end of the Waiver Period, immediately constitute an Event of Default under Article IX under the Agreement without the requirement of further notice or an opportunity to cure, and Agent and Lenders shall be entitled to immediately exercise all of their respective rights and remedies under the Loan Documents and applicable law.

C.           Without limiting the generality of the provisions of subsection 11.10 of the Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Obligors with the provisions of the Agreement set forth in Section 1A of this Waiver Letter in the manner and to the extent described on or prior to the date on which the Waiver Period terminates, and nothing in this Waiver Letter shall be deemed to:

(i)           constitute a waiver of (x) any Event of Default or noncompliance by the Obligors with respect to the provisions of the Agreement other than the Overadvance Event of Default or (y) compliance by the Obligors with respect to any other term, provision or condition of the Agreement (including, without limitation, violations or breaches of the Agreement that are similar in nature to those included in Overadvance Event of Default but cover different time periods) or any other Loan Document; or

(ii)           prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Agreement or any other Loan Document (except to the extent such right or remedy was based upon the Overadvance Event of Default that has been temporarily waived after giving effect to this Waiver Letter).

3.           Borrowing Base, Application of Tax Refund, No Swing Line Loans or Letters of Credit, Commitment Reduction

A.           During the Waiver Period and as a result of giving effect to the Limited Waiver, the Borrowing Base and Borrowing Base Availability calculations shall be as shown on the Borrowing Base Certificate delivered on December 15, 2009 reflecting the Borrowing Base as of November 30, 2009, using the modifications to the definition of Borrowing Base Availability and Article III of the Agreement pursuant to the Third Amendment notwithstanding that such modifications, by their terms, are otherwise no longer effective.  Notwithstanding the foregoing or anything contained in the Agreement to the contrary, during the Waiver Period, Borrowing Base Availability shall be reduced dollar for dollar by the aggregate amount of liability relating to any outstanding Letters of Credit or Tri-Party Agreement for which a draw request has been made as of the date of such draw request and (without duplication) by any payments made as a result of a drawing under a Letter of Credit or Tri-Party Agreement that have not yet become Loans as of the date of such payment.

B.           On the date hereof, the Facility Amount and Revolving Sublimit shall be permanently reduced to $350,000,000, with a corresponding pro rata reduction of each Lender’s Commitment under the Agreement.

C.           On and after the date hereof, (i) any tax refund received by Obligors or Agent shall be applied to the Loans with a corresponding permanent reduction of the Facility Amount and Revolving Sublimit, and a corresponding pro rata reduction of each Lender’s Commitment under the Agreement, and (ii) Borrowing Base Availability shall be reduced dollar for dollar by the amount of any tax refund received by Obligors or Agent that is applied pursuant to clause (i) to repay the Loans.

D.           On and after the date hereof: (i) the definition of “Collateral” shall be deemed to include the collateral pledged to Agent pursuant to the security agreement delivered pursuant to Section 4A(v) of this Waiver Letter; and (ii) the definition of “Security Agreement” shall be deemed to include the security agreement delivered pursuant to Section 4A(v) of this Waiver Letter.

E.           During the Waiver Period, (i) Borrowers shall not deliver and Swing Line Lender shall not accept any Notice of Borrowing for a Swing Line Loan, and (ii) there shall be no borrowings under any Swing Line Loan.

F.           During the Waiver Period, no new Letters of Credit or Tri-Party Agreements shall be issued by Issuer.

G.           On and after the date hereof, principal payments received by Agent shall not be made to any Defaulting Lender and, instead, shall be apportioned proportionately to the other Lenders, subject to Section 11.12 of the Agreement, until their outstanding Loans are reduced to a level such that each Lender’s share of the outstanding Loans is the same as its Pro Rata Share.

H.           On and after the date hereof, the consent of Borrower shall not be required for any assignment of a Loan made pursuant to Section 13.9.2 of the Agreement.  Agent shall provide prompt notice of all assignments as they occur, including contact information and an updated schedule of the current Lenders, including amount and share of commitment.

4.           Conditions Precedent.  The Limited Waiver shall become effective, as of the date hereof and as provided herein, only upon the satisfaction of all of the following conditions precedent to the satisfaction of the Agent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

A.           On or before the Effective Date, Obligors shall deliver to Agent the following, each in form and substance satisfactory to the Agent and, unless otherwise noted, dated the Effective Date:

(i)           A certificate, dated as of the Effective Date of the respective Secretary, general partner, manager or members of each Borrower and Guarantor, certifying either Organizational Documents of such entity attached to such certificate or that there have been no changes to its respective Organizational Documents delivered to Lenders on September 30, 2008 or December 18, 2009;

(ii)           Certified copies of all corporate, limited partnership and limited liability company action (as appropriate) taken by Borrowers and Guarantor, including resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of this Waiver Letter, certified as of the Effective Date;

(iii)           An incumbency and signature certificate (dated as the date of this Agreement) of the Secretaries, general partners, managers or members (as appropriate) of each Borrower and Guarantor, certifying the names and true signatures of the officers or other authorized Persons of such Borrower and Guarantor authorized to sign this Waiver Letter;

(iv)           Signature pages of this Waiver Letter executed by each Obligor;

(v)           executed (by each owner and/or beneficiary of a life insurance policy and a Pineland Development Certificate) security agreements, assignments of life insurance proceeds and executed certificates creating a valid and perfected security interest in favor of  the Agent for the ratable benefit of the Lenders in all Pineland Development Certificates and the proceeds of all life insurance policies; and

(vi)           Requisite Lenders shall have executed this Waiver Letter.

C.           On or before the Effective Date, all corporate and other proceedings taken or to be taken by any Obligor in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

D.           Borrowers shall have paid (i) to Agent, all of Agent’s outstanding expenses under the Loan Documents, including inspection and appraisal costs, (ii) to Reed Smith LLP and Schnader Harrison Segal and Lewis LLP, counsel to Agent, all fees and expenses invoiced through the date hereof; and (iii) to Capstone Advisory Group LLC, financial advisor to the Agent, all fees and expenses invoiced through the date hereof.

E.           Satisfaction of the conditions set forth in this Section 4 shall be evidenced by the delivery by Agent to Master Borrower of executed signatures pages for the Agent and Requisite Lenders.

5.           Release.  Each of the Obligors, on behalf of itself and any person or entity claiming by, under or through it, hereby unconditionally remises, releases and forever discharges the Agent and the Lenders, and their respective past and present officers, directors, shareholders, agents, parent corporation, members, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, and successors and assigns, of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Obligors ever had, now have, or may have against the Agent or the Lenders, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Waiver Letter relating to or arising from the Agreement, the Loan Documents, and/or the lending or any other banking relationship between any of the Obligors and the Agent and the Lenders.

6.           Representations.  In order to induce Lenders to enter into this Waiver Letter and to grant the Limited Waiver in the manner provided herein, each Obligor represents and warrants to each Lender that the following statements are true, correct and complete:

A.           Acknowledgement of Indebtedness.  (i) Absent the Limited Waiver set forth herein, the Overadvance Event of Default would be likely to occur and, if such Overadvance Event of Default were to occur, the Obligors would not likely be able to cure it and such Overadvance Event of Default would continue to exist; (ii) the Indebtedness are valid and enforceable against Obligors; and (iii) neither Lenders nor Agent has unconditionally waived in any respect any or all of such Overadvance Event of Default or its respective rights and remedies with respect thereto except as specifically set forth herein, and but for the Limited Waiver, Obligors have no defenses whatsoever to the exercise of any rights and remedies by Agent or Lenders, and each Obligor waives any and all further notice, presentment, notice of dishonor or demand with respect to the same.

B.           Corporate Power and Authority.  Each Obligor has all requisite power and authority to enter into this Waiver Letter and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as modified by this Waiver Letter (the “Amended Agreement”).

C.           Authorization of Agreements.  The execution and delivery of this Waiver Letter and the performance of the Amended Agreement have been duly authorized by all necessary corporate, partnership or limited liability company action, as appropriate, on the part of each Obligor.

D.           No Conflict.  The execution and delivery by each Obligor of this Waiver Letter and the performance by each Obligor of the Amended Agreement do not and will not (i) require any consent or approval of the shareholders, partners or members of any such entity not already obtained; (ii) contravene such entity’s Organizational Documents; (iii) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such entity; (iv) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such entity is a party or by which it or its properties may be bound or affected; (v) cause or result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Obligor except as contemplated by this Waiver Letter; or (vi) violate any provision of any indenture, agreement, or other instrument to which any Borrower, Guarantor, or any of their respective properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of said properties or assets.

E.           Governmental Consents.  The execution and delivery by each Obligor of this Waiver Letter and the performance by each Obligor of the Amended Agreement do not and will not require any authorization, consent, approval, license or exemption of, or any registration, qualification, designation, declaration or a filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except as have been obtained.

F.           Binding Obligation.  This Waiver Letter has been duly executed and delivered by each Obligor and this Waiver Letter and the Amended Agreement are the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

G.           Incorporation of Representations and Warranties From Loan Documents.  After giving effect to the Limited Waiver, the representations and warranties contained in each Loan Document are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

H.           Absence of Default.  After giving effect to the Limited Waiver, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Limited Waiver that would constitute an Event of Default.

7.           No Impairment.  Except as to the Limited Waiver contained herein, nothing contained in this Waiver Letter shall serve as a waiver of any right of the Agent or the Lenders, a waiver or cure of any defaults under the Agreement or the other Loan Documents, a modification or novation of the Indebtedness or the documentation therefor, or an agreement or commitment by the Agent or the Lenders to extend or otherwise modify the Indebtedness.  For the avoidance of doubt, nothing in this Waiver Letter shall be deemed to amend, restate or constitute a modification of the Second Amendment Extension Letter (other than with respect to the Limited Waiver) and the Second Amendment Extension Letter shall remain in full force and effect.

8.           Termination of Limited Waiver.  Failure of any of the Obligors to satisfy any of the terms or conditions in this Waiver Letter shall, immediately and without further notice or opportunity to cure, terminate the Limited Waiver, end the Waiver Period, and constitute an Event of Default under Article IX of the Agreement as of the date of such failure, and the Agent and the Lenders shall be entitled to immediately exercise all of their respective rights and remedies under the Loan Documents and applicable law.

9.           Miscellaneous.

A.           Headings.  The headings and underscoring of articles, sections and clauses and the naming of any document or defined term, including this Waiver Letter, have been included herein for convenience only and shall not be considered in interpreting this Waiver Letter.

B.           Governing Law.  This Waiver Letter shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

C.           Integration.  This Waiver Letter constitutes the sole agreement of the parties with respect to the subject matter hereof and thereof and supersedes all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

D.           Severability of Provisions.  Any provision of this Waiver Letter that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Waiver Letter are declared to be severable.

E.           Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in Section 13.15 of the Agreement incurred by Agent and its counsel with respect to this Waiver Letter and the documents and transactions contemplated hereby shall be for the account of Borrowers.

F.           No Third-Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Waiver Letter is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

G.           Counterparts.  This Waiver Letter may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Waiver Letter.  Any facsimiled, electronically transmitted, or photocopied signatures hereto shall be deemed original signatures hereto, all of which shall be equally valid.

[Signature Pages Follow]

Sincerely,

Wachovia Bank, National Association,
as Agent

By: /s/ Nathan R. Rantala
Nathan R. Rantala, Director

(Signature Page to Limited Waiver)

ACCEPTED AND AGREED TO:

Master Borrower:	Greenwood Financial Inc., a Delaware corporation

	By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President

Corporate Borrowers:	OHB Homes, Inc.
Orleans Corporation
Orleans Corporation of New Jersey
Orleans Construction Corp.
Parker & Lancaster Corporation
Parker & Orleans Homebuilders, Inc.
Sharp Road Farms, Inc.

	By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President

[Borrowers’ signatures continued on the following page]

(Signature Page to Limited Waiver)

Limited Liability Company
Borrowers:
Masterpiece Homes, LLC
OPCNC, LLC
Orleans at Bordentown, LLC
Orleans at Cooks Bridge, LLC
Orleans at Covington Manor, LLC
Orleans at Crofton Chase, LLC
Orleans at East Greenwich, LLC
Orleans at Elk Township, LLC
Orleans at Evesham, LLC
Orleans at Hamilton, LLC
Orleans at Harrison, LLC
Orleans at Hidden Creek, LLC
Orleans at Jennings Mill, LLC
Orleans at Lambertville, LLC
Orleans at Lyons Gate, LLC
Orleans at Mansfield, LLC
Orleans at Maple Glen, LLC
Orleans at Meadow Glen, LLC
Orleans at Millstone, LLC
Orleans at Millstone River Preserve, LLC
Orleans at Moorestown, LLC
Orleans at Tabernacle, LLC
Orleans at Upper Freehold, LLC
Orleans at Wallkill, LLC
Orleans at Westampton Woods, LLC
Orleans at Woolwich, LLC
Orleans Arizona Realty, LLC
Orleans DK, LLC
Parker Lancaster, Tidewater, L.L.C.
Wheatley Meadows Associates, LLC

	By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

[Borrowers’ signatures continued on the following page]

(Signature Page to Limited Waiver)

Limited Partnership
Borrowers:	Brookshire Estates, L.P. (f/k/a Orleans at Brookshire Estates, L.P.)
Orleans at Falls, LP
Orleans at Limerick, LP
Orleans at Lower Salford, LP
Orleans at Thornbury, L.P.
Orleans at Upper Saucon, L.P.
Orleans at Upper Uwchlan, LP
Orleans at West Bradford, LP
Orleans at West Vincent, LP
Orleans at Windsor Square, LP
Orleans at Wrightstown, LP
Stock Grange, LP

	By:	OHI PA GP, LLC, sole General Partner

By: /s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

Orleans RHIL, LP
Realen Homes, L.P.
	By:	RHGP, LLC, sole General Partner
By: Orleans Homebuilders, Inc.,
Authorized Member

By: /s/ Garry P. Herdler
Garry P. Herdler, Executive
Vice President &
Chief Financial Officer

Guarantor:	Orleans Homebuilders, Inc., a Delaware corporation

	By:	/s/ Garry P. Herdler
Garry P. Herdler, Executive
Vice President &
Chief Financial Officer

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

WACHOVIA BANK,
NATIONAL ASSOCIATION

By: /s/ Nathan R. Rantala
Nathan R. Rantala, Director

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

BANK OF AMERICA, N.A. 14.5% only

By: /s/ John A. McDonald
Name: John A. McDonald
Title: S.V.P.

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Anne D. Brehony
Name: Anne D. Brehony
Title: Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

NATIONAL CITY BANK

By: /s/ Chris Guyer
Name: Chris Guyer
Title: V.P.

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

FIRSTRUST BANK

By: /s/ Seth Mackler
Name: Seth Mackler
Title: Senior Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

TD BANK, NA, successor by merger to Commerce Bank, N.A.

By: /s/ Timothy D. O’Rourke
Name: Timothy D. O’Rourke
Title: Senior Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

SUNTRUST BANK

By: /s/ Janet R. Naifeh
Name: Janet R. Naifeh
Title: Senior Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

REGIONS BANK, successor by merger to Amsouth Bank

By: /s/ Daniel McClurkin
Name: Daniel McClurkin
Title: Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

COMERICA BANK

By: /s/ Laura L. Benson
Name: Laura L. Benson
Title: Vice President

(Signature Page to Limited Waiver)

LENDER SIGNATURE PAGE TO SECOND AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF JANUARY 25, 2010:

JPMORGAN CHASE BANK, N.A.

By: /s/ Michael J. Burke
Name: Michael J. Burke
Title: SVP

(Signature Page to Limited Waiver)

Schedule A  -  Schedule of Borrowers

Greenwood Financial Inc.
Masterpiece Homes, LLC
OHB Homes, Inc.
Orleans Corporation
Orleans Corporation of New Jersey
Orleans Construction Corp.
Parker & Lancaster Corporation
Parker & Orleans Homebuilders, Inc.
Sharp Road Farms, Inc.
OPCNC, LLC
Orleans at Bordentown, LLC
Orleans at Cooks Bridge, LLC
Orleans at Covington Manor, LLC
Orleans at Crofton Chase, LLC
Orleans at East Greenwich, LLC
Orleans at Elk Township, LLC
Orleans at Evesham, LLC
Orleans at Hamilton, LLC
Orleans at Harrison, LLC
Orleans at Hidden Creek, LLC
Orleans at Jennings Mill, LLC
Orleans at Lambertville, LLC
Orleans at Lyons Gate, LLC
Orleans at Mansfield, LLC
Orleans at Maple Glen, LLC
Orleans at Meadow Glen, LLC
Orleans at Millstone, LLC
Orleans at Millstone River Preserve, LLC
Orleans at Moorestown, LLC
Orleans at Tabernacle, LLC
Orleans at Upper Freehold, LLC
Orleans at Wallkill, LLC
Orleans at Westampton Woods, LLC
Orleans at Woolwich, LLC
Orleans Arizona Realty, LLC
Orleans DK, LLC
Wheatley Meadows Associates, LLC
Parker Lancaster, Tidewater, L.L.C.
Brookshire Estates, L.P. (f/k/a Orleans at Brookshire Estates, L.P.)
Orleans at Falls, LP
Orleans at Limerick, LP
Orleans at Lower Salford, LP
Orleans at Thornbury, LP
Orleans at Upper Saucon, L.P.

1

Orleans at Upper Uwchlan, LP
Orleans at West Bradford, LP
Orleans at West Vincent, LP
Orleans at Windsor Square, LP
Orleans at Wrightstown, LP
Stock Grange, LP
Orleans RHIL, LP
Realen Homes, L.P.

2